UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): February 28, 2005

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation
or organization)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS
ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS	3
ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP	3
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	4
SIGNATURES	5

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

On February 28, 2005, following a competitive bidding process conducted under the supervision of the United States Bankruptcy Court for the Northern District of California, the Company and its wholly owned subsidiary, CUseeMe Networks, Inc. (“CUseeMe”), with the participation and approval of their Official Committee of Unsecured Creditors (“Creditors’ Committee”), accepted the offer of RADvision Ltd. (“RADvision”) to purchase substantially all the assets of the Company and CUseeMe for $7.15 million in cash plus certain additional consideration, subject to Bankruptcy Court approval. The “Purchase Agreement” consists of an asset purchase agreement dated as of February 21, 2005 (the “APA”) among the Company, CUseeMe, and RADvision, a letter dated February 28, 2005 from RADvision to the Company setting forth certain of the terms of RADvision’s improved bid (the “Improved Bid Letter”), and certain portions of the record (the “Solicitation Conference Transcript”) of the solicitation conference conducted on February 28, 2005 during which RADvision modified its improved bid. Under the Purchase Agreement, RADvision has agreed to acquire substantially all the operating assets, intellectual property and customer contracts of the Company and CUseeMe for $7.15 million in cash and assumption of certain liabilities in exchange for the purchase of the assets, free and clear of any liens, claims, and other interests in the assets. The Company and CUseeMe will use the sale proceeds to prosecute and conclude their bankruptcy cases. The Purchase Agreement conditions closing on the assumption and assignment of certain contracts, including intellectual property licenses, and provides that RADvision is responsible for the costs of curing any contracts assumed and assigned as part of the transaction. The Purchase Agreement also provides that RADvision is willing to commit for any employee of the Company that RADvision hires, that it will provide the accrued vacation for such person as part of the compensation package for such person. The sale transaction also provides for certain employee protections and other benefits, subject to the consent of the Creditors’ Committee. The Purchase Agreement, if consummated, will allow the Company and CUseeMe to repay all of their outstanding secured indebtedness.

The Bankruptcy Court has scheduled a hearing for March 11, 2005 at 10:00 a.m. to consider approval of the Purchase Agreement. The transaction described in the Purchase Agreement is scheduled to close March 15, 2005. If the transaction has not closed by March 18, 2005, RADvision may terminate the Purchase Agreement. On March 2, 2005, the Company and RADvision issued a joint press release announcing, among other things, the Purchase Agreement. The Company filed with the Bankruptcy Court a Notice of Winning Offer that attached the APA, the Improved Bid Letter, and the relevant portions of the Solicitation Conference Transcript. Copies of the Notice of Winning Offer and the press release are attached as Exhibits 10.1 and 99.1 and are incorporated by reference in their entirety.

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

On February 23, 2005, the Bankruptcy Court entered a final order approving procedures (the “Bidding Procedures”) for interested parties to submit proposals in connection with the Company’s restructuring efforts, including, but not limited to, higher or better proposals to compete with the asset purchase agreement (the “Lender Group Purchase Agreement”) dated as of February 12, 2005 among the Company and an investment partnership led by Millennium Technology Value Partners, L.P., a New York-based private equity fund (“Millennium”), Silicon Valley Bank and Morrison & Foerster LLP (together with Silicon Valley Bank and Millennium, collectively, the “Lender Group”) for substantially all the assets of the Company, subject to Bankruptcy Court approval and the solicitation of higher or better proposals for the purchase of such assets or another restructuring of the Company. In accordance with the Bidding Procedures, the Company and CUseeMe determined, at the conclusion of the solicitation conference conducted by the Company and CUseeMe on February 28, 2005, that the RADvision offer set forth in the Purchase Agreement to purchase substantially all of their assets is the highest or best offer (the “Winning Offer,” as defined in the Bidding Procedures). On March 2, 2005, the Company filed with the Bankruptcy Court a Notice of Winning Offer that identified the Purchase Agreement as the Winning Offer and attached a copy of the Purchase Agreement.

Under the Lender Group Purchase Agreement and the Bidding Procedures, the Lender Group may be entitled to a break-up fee in the amount of $150,000 upon the consummation of the transaction contemplated by the Purchase Agreement. The Bankruptcy Court has scheduled a hearing for March 11, 2005 at 10:00 a.m. to consider approval of the Winning Offer.

RADvision has offered the Company’s chief executive officer, Mr. Jonathan G. Morgan, a consulting agreement for a period of 12 months at compensation of $200,000. The consulting agreement includes a covenant not to compete during the same 12-month term. RADvision will also make a recommendation to its board of directors to allocate 20,000 RADvision options to Mr. Morgan at a strike price equal to the closing price of RADvision’s stock on the date the board approves allocation of the options, which shall vest over the term of the 12-month consulting agreement and expire one month following termination of the consulting agreement.

At this time, the Company cannot predict what values will be ascribed in the cases to claims against or interests in the Company because there are a variety of factors that may affect such values, including, but not limited to, the terms of any reorganization plan that may ultimately be confirmed. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of its liabilities and/or securities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

10.1	Notice of Winning Offer

99.1	Press Release issued March 2, 2005

Cautionary Statement:

In addition to the historical information contained in this Current Report, certain of the information contained in this Current Report should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company’s current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to access working capital, including, but not limited to, the use of cash collateral or debtor-in-possession financing; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more transactions for the sale of the Company’s assets or other change-of-control transactions under a plan or plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining the Bankruptcy Court’s approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms and relationships with vendors, service providers and employees; the Company’s ability to maintain contracts that are critical to its operations; any adverse impact on us from the special investigation and restatement of previously announced financial results; any adverse impact arising from the delay in filing required periodic reports; the Company’s potential inability to maintain business relationships with the Company’s integrators, distributors and suppliers; and other risk factors set forth in the Company Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s other public filings with the SEC.

We assume no obligation to update any forward-looking statements contained herein. The Company’s expectations and the events, conditions, and circumstances on which these forward-looking statements are based may change.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2005	FIRST VIRTUAL COMMUNICATIONS, INC.
	By:	/s/ Jonathan G. Morgan
Jonathan G. Morgan
Chief Executive Officer, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Notice of Winning Offer

99.1	Press Release issued March 2, 2005